UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.     Changes in Registrant’s Certifying Accountant.

On April 19, 2018, the Audit Committee of the Board of Directors of NanoVibronix, Inc. (the “Company”) approved the engagement of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018. Marcum has informed the Company that it completed the prospective client evaluation process on April 27, 2018. In connection with the selection of Marcum, also on April 27, 2018, the Audit Committee informed Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global (“E&Y”) that it was dismissed as the Company’s independent registered public accounting firm as of the date thereof.

Prior to the appointment of Marcum, neither the Company nor anyone on its behalf had consulted with Marcum with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or any other matter or reportable event listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

During the period from January 1, 2016, through December 31, 2017, and subsequently during the period from December 31, 2017, through April 27, 2018, the date of E&Y’s dismissal, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, had it not been resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the financial statements for such periods. During the same periods, there have been no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

E&Y’s audit reports on the financial statements of the Company for the two most recent fiscal years, ended December 31, 2016, and December 31, 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the audit report on the financial statements of the Company as of and for the year ended December 31, 2016, which included an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern.

The Company provided E&Y with a copy of the above disclosure and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company above. A copy of E&Y’s letter dated May 3, 2018, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 8.01     Other Events

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

On April 30, 2018, the Company filed a definitive proxy statement on Schedule 14A in connection with the solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2018 Annual Meeting of Stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND Stockholders OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company is distributing the proxy materials to certain stockholders via the Internet under the U.S. SEC “Notice and Access” rules. The Company is mailing to our stockholders a Notice of Internet Availability of Proxy Materials beginning on or about April 30, 2018, rather than a paper copy of the Definitive Proxy Statement, the proxy card and our 2017 Annual Report, which includes the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017.  Stockholder may also obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or access the proxy materials at www.proxyvote.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

16.1	Letter from Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, to the Securities and Exchange Commission, dated May 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: May 3, 2018	By:	/s/ Stephen Brown
Name: Stephen Brown Title: Chief Financial Officer